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                                                                  Exhibit 10.177

               PROMISSORY NOTE SECURED BY LEASEHOLD DEED OF TRUST

$18,000,000.00                                               Loan No.31-0900141A
                                                       San Francisco, California
                                                               November 22, 2002

1. PROMISE TO PAY. For value received, the undersigned PLAZA SANTA FE II LLC, a New Mexico limited liability company ("Borrower"), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of EIGHTEEN MILLION AND NO/100THS DOLLARS ($18,000,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

2. SECURED BY DEED OF TRUST. This Note is secured by, among other things, that Leasehold Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Deed of Trust") of even date herewith, identifying this Note as an obligation secured thereby and encumbering certain real property described therein ("Property").

3. DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings:

        "Actual Debt Service Coverage Ratio" shall mean the ratio of (a) the Net Cash Flow for the Property determined as of the applicable Testing Date to (b) the Actual Debt Service.

        "Actual Debt Service" shall mean the monthly debt service for the Loan multiplied by twelve (12).

        "Adjusted Debt Service Coverage Ratio" shall mean the ratio of (a) the Net Cash Flow for the Property determined as of the applicable Testing Date to (b) the Adjusted Debt Service.

        "Adjusted Debt Service" shall mean the monthly debt service for the Loan that would be due and payable based on a loan constant equal to ten percent (10%) multiplied by twelve (12).

        "Approved Annual Budget" shall mean an annual budget to be approved by Lender detailing the projected operating expenses and capital expenditures for the Property.

        "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.

        "Default" shall have the meaning set forth in the Deed of Trust.

        "Disbursement Date" shall mean the date upon which the Loan proceeds are funded into escrow in connection with the closing of the Loan.

        "Effective Date" shall mean the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located and Lender authorizes the Loan proceeds to be released to Borrower.

        "Gross Operating Income" shall mean the sum of all rental payments ("Gross Rents") plus all expense reimbursements ("Expense Reimbursements"), in each case to the extent actually received directly or indirectly by or on behalf or credited to Borrower from any person with respect to Borrower's ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property. Gross Operating Income shall be computed on a cash basis and shall include for the previous month, all amounts actually received by or on behalf of or credited to Borrower in such month whether or not such amounts are attributable to a charge arising in such month. Gross -Operating Income shall not include proceeds of any loan to Borrower, including, without limitation, the Loan, any insurance proceeds (other than business interruption insurance proceeds, which shall be included) or any capital contribution made to Borrower by partners or members in Borrower.

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        "Loan Documents" shall mean the documents listed in EXHIBIT B attached hereto and incorporated herein by this reference.

        "Maturity Date" shall mean December 1, 2012.

        "Minimum Vacancy/Collection Loss" shall mean an amount equal to the sum of (i) four percent (4%) of the Gross Operating Income for the Anchor Tenants (as defined in Exhibit A to this Note) plus (ii) the greater of actual or ten percent (10%) of the Gross Operating Income for all other tenants.

        "Net Cash Flow" shall mean the product of (a) four (4) multiplied by (b) the Gross Operating Income for the three (3) calendar month period ending on the applicable Testing Date, minus the sum of (c) the Operating Expenses for such period, (d) an amount for reasonable management expenses equal to the greater of four percent (4%) or the actual management expenses for such period, (e) a capital improvement reserve equal to $33,378.00 on an annual basis, (f) a re-tenanting expense reserve for tenant improvement and leasing commission expenses equal to $91,900.00 on an annual basis, and (g) an adjustment for vacancy/collection losses equal to the greater of actual, market, or the Minimum Vacancy/Collection Loss. Net Cash Flow shall be reasonably adjusted by Lender, if necessary, to accurately reflect the amounts of (any extraordinary non-recurring maintenance items that were incurred during any such three (3) calendar month period, and to reflect on a pro-rata basis those expenses paid on an annual or semi-annual basis, including, but not limited to, payments made with respect to property taxes and insurance.

        "Operating Expenses" shall mean all reasonable operating expenses of the Property, including, without limitation, those for maintenance, repairs, annual taxes or payments in lieu of taxes, insurance, utilities and other annual expenses (but not capital expenses) that are standard and customary for properties similar to the Property, and which are set forth in the Approved Annual Budget, Operating Expenses for this purpose shall not include any interest or principal payments on the Loan or any allowance for depreciation. For purposes of this Note, but not the Cash Management Agreement (as hereinafter defined), Operating Expenses in connection with the Ground Lease (as defined in the Deed of Trust) shall mean the annual sum of $393,750.00. For purposes of the Cash Management Agreement, Operating Expenses in connection with the Ground Lease shall mean the actual rent payable pursuant to the terms of the Ground Lease.

        "Testing Date" shall mean (a) for purposes of Section 5 of Exhibit A to this Note, the last day of the calendar month preceding the calendar month in which Borrower requests a disbursement of the Holdback (as hereinafter defined), and (b) for purposes of the Cash Management Agreement, March 31, June 30, September 30, and December 31 of each calendar year, with the first such Testing Date commencing as of March 31, 2003.

4.      INTEREST; PAYMENTS.

        4.1 DEFINITIONS. The following terms shall have the meanings indicated:

                "ACTUAL/360 BASIS" shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which Interest is being calculated.

                "30/360 BASIS" shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

                "INTEREST RATE" shall mean a fixed annual rate of 6.20%.

        4.2 INTEREST ACCRUAL. Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at an annual rate equal to the Interest Rate calculated on an Actual/360 Basis.

        4.3 PAYMENTS. Monthly payments hereunder shall commence on the first day of the calendar month following the Disbursement Date and continue on the first day of each calendar month thereafter through the Maturity Date. If the Disbursement Date is a date other than the first day of a calendar month, the first monthly payment shall be interest only. Subsequent monthly payments shall be calculated on the basis of an equal-payment twenty-five
                (25) year amortization of principal and interest. Notwithstanding that interest on this Note accrues on an Actual/360 Basis, the total amount of each such amortized monthly payment of principal and Interest shall be determined using a 30/360 Basis. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full. All interest shall be paid in arrears. Except as otherwise specifically provided in this Note or the other Loan Documents, all payments and deposits due under this Note or the other Loan

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                Documents shall be made to Lender not later than 12:00 noon,
                California time, on the day on which such payment or deposit is due. Any funds received by Lender after such time shall, for all purposes, be deemed to have been received on the next succeeding Business Day.

        4.4 ACKNOWLEDGMENTS. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore; (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

        4.5 APPLICATION OF PAYMENTS. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

5.      LATE CHARGE; DEFAULT RATE.

        5.1 LATE CHARGE. If all or any portion of any payment or deposit required hereunder (other than the payment due on the Maturity
                Date) is not paid or deposited on or before the fourth day following the day on which such payment or deposit is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to 5% of the amount of such unpaid payment or deposit. If all or any portion of the payment due on the Maturity Date is paid more than 4 days after the Maturity Date and on a date other than the first day of a month. Borrower shall pay a late or collection charge, as liquidated damages, equal to the interest which would have accrued on such amount during the period commencing on the date payment of such amount is actually made and ending on the last day of the month in which payment of such amount is actually made. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 5.1 are a reasonable estimate of such expenses.

        5.2 DEFAULT RATE. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at an annual rate equal to 5% plus the Interest Rate, but not higher than the maximum rate of interest permitted by applicable law ("Default Rate").

6. MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any Interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

7. ACCELERATION. If (a) Borrower shall fail to pay when due any sums payable under this Note; (b) any other Default shall occur, or (c) any other event or condition shall occur which, under the terms of the Deed of Trust or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Deed of Trust or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Deed of Trust or such other Loan Document.

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8.      BORROWER'S LIABILITY.

        8.1 LIMITATION. Except as otherwise provided in this Section 8, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the "Collateral" (as defined in the Deed of Trust).

        8.2 EXCEPTIONS. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender (a) for any losses or damages incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) with respect to any of the following matters: (i) fraud or willful misrepresentation by Borrower (or any direct or indirect owner of Borrower); (ii) material physical waste of the Property or the Collateral (provided such waste is not cured within thirty (30) days after notice from Lender); (iii) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Deed of Trust on all or any portion of the Property; (iv) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender if such delivery is required pursuant to the terms of the Loan Documents or, otherwise to apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note; (v) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (i) such indebtedness or other sums or (ii) the normal and necessary operating expenses of the Property; (vi) any breach by Borrower of any covenant in this Note or in the Deed of Trust regarding Hazardous Materials (as defined in the Deed of Trust) OR; any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made; (vii) any representation or warranty of Borrower regarding the Ground Lease (as defined in the Deed of Trust) proving to have been untrue when made; or (viii) any termination, surrender, amendment, restatement, modification, or subordination of the Ground Lease having occurred, other than as a result of the action or inaction of Lender, without, in each case, Lender's prior written consent; or (b) in the event the Property or the Collateral shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within 120 days of filing.

        8.3 NO RELEASE OR IMPAIRMENT. Nothing contained in Section 8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.

        8.4 PREVAIL AND CONTROL. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

9. NON-TRUSTOR BORROWER. If any Borrower is not also a "Trustor" under the Deed of Trust, such Borrower hereby makes all representations and warranties in favor of Lender contained in Article 5 of the Deed of Trust, all covenants contained in Section 6.15 of the Deed of Trust, and all indemnities of Lender contained in Section 6.19 of the Deed of Trust, jointly and severally with the "Trustor, "

10.     MISCELLANEOUS.

        10.1 JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

        10.2 WAIVER OF PRESENTMENT. Except as otherwise provided in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of intent to accelerate, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

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        10.3    DELAY IN ENFORCEMENT. No previous waiver or failure or delay by
                Lender in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

        10.4 TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

        10.5 GOVERNING LAW. This Note was accepted by Lender in the state of California and the proceeds of this Note were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Note, the Deed of Trust and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE granted under the Deed of Trust securing this Note and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs the Deed of Trust, this Note and the other Loan Documents.

        10.6 CONSENT TO JURISDICTION. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in the state where the Property is located or the state in which Borrower's principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Lender to exercise its STATUTORY POWER OF SALE under the Deed of Trust or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

        10.7 COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.

        10.8 HEIRS, SUCCESSORS AND ASSIGNS. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

        10.9 SEVERABILITY. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

        10.10 CONSENTS AND APPROVALS. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides.

11. NOTICES. All notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified

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        first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

        BORROWER:                          LENDER:

        Plaza Santa Fe II LLC              Wells Fargo Bank, N.A.
        415 North LaSalle Street           1320 Willow Pass Road, Suite 205
        Suite 200                          Concord, CA 94520
        Chicago, IL 60610                  Loan No.
        FAX No.: (312) 527-4664            FAX No.: (925) 691-5947

12. ADDITIONAL TERMS AND CONDITIONS. The additional terms and conditions set forth in EXHIBIT A attached hereto are incorporated herein by this reference.

13. PREPAYMENT - DEFEASANCE ONLY. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender's making the Loan:

        13.1 VOLUNTARY PREPAYMENT. Any voluntary prepayment of this Note: (a) is prohibited except during the last 6 months of the term, and
                (b) is permitted in full only, and not in part.

        13.2    PREPAYMENT CHARGE.

                a. BASIC CHARGE. Except as provided below, if this Note is prepaid prior to the last 6 months of the term, whether such prepayment is involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

                b. ADDITIONAL CHARGE. If this Note is prepaid on any day other than the first day of a month, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 13.2.a above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period commencing on the prepayment date and ending on the last day of the month in which the prepayment occurred.

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                c.      EXCLUSION. Notwithstanding the foregoing, no prepayment
                        charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

        13.3 EFFECT OF PREPAYMENT. No partial prepayment of this Note shall change the dates or amounts of subsequent monthly installments of principal and interest, unless Lender otherwise agrees in writing.

        13.4 WAIVER. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section 13 and agrees that if this Note is prepaid, Borrower shall pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein; and (d) this waiver is intended to comply with California Civil Code Section 2954.10.

                                           Borrower's Initials: /s/ [ILLEGIBLE]
                                                               ----------------

14.     DEFEASANCE-FULL

        14.1 DEFEASANCE DEFINITIONS. In addition to the terms defined elsewhere in this Note or the other Loan Documents, the following terms shall have the meanings indicated:

                "Code" means the Internal Revenue Code of 1936, as amended to date and as further amended from time to time, or any successor statutes thereto, together with applicable regulations issued pursuant thereto in temporary or final form.

                "Defeasance" means the Borrower's substitution of collateral and Lender's release of the lien of the Deed of Trust upon satisfaction of all of the terms and conditions of this Section 14.

                "Defeasance Collateral" means obligations or securities, not subject to prepayment, call or early redemption, each of which qualifies as a "Government security" as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-I et seq.), together with all revenues and proceeds of such obligations or securities.

                "Defeasance Date" means the date upon which the Defeasance is completed, which shall be a scheduled payment date.

                "Defeasance Security Agreements" shall have the meaning specified in Section 14.3(d)(ii).

                "Lockout Period" means the period beginning on the effective date of this Note and ending on the later of (a) the second anniversary of the Startup Day of the REMIC, if any, that holds this Note on the Defeasance Date, and (b) the 3rd anniversary of the effective date of this Note.

                "Rating Agencies" means Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor's Rating Services and any other nationally-recognized statistical rating organization that, in connection with the securitization of the Loan by a REMIC maintains a rating, on the Defeasance Date, of the securities issued by the REMIC.

                "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                "Startup Day" means the "startup day" within the meaning of
                Section 860G(a)(9) of the Code.

                "Successor Borrower" means an entity designated by Lender whose sole purpose is to own the Defeasance Collateral delivered by Borrower under this Section 14 and assume Borrower's obligations with respect to the Loan either alone, or together with the Defeasance Collateral for other, previously defeased loans or portions of loans assumed by Successor Borrower which are also held by the REMIC that holds this Note. Successor Borrower shall, in either case, be restricted from taking actions that could result in its bankruptcy or dissolution.

        14.2 BORROWER RIGHT TO DEFEASE. At any time after the Lockout Period, Borrower may elect to effect a Defeasance of the Loan in accordance with the provisions of this Section 14, at Borrower's sole cost and expense.

        14.3 CONDITIONS. Borrower shall only have the right to cause a Defeasance if all of the following conditions have been satisfied:

                a. NOTICE. Borrower shall give at least 60 days but not more than 90 days written notice to Lender specifying the Borrower's intended Defeasance Date. Simultaneously with the delivery of such notice, Borrower shall deposit with Lender an amount estimated by Lender to be sufficient to reimburse Lender's anticipated expenses in connection with the Defeasance, for which Borrower shall be solely responsible whether or not the Defeasance shall be completed. If any such notice shall have been given by Borrower, Borrower shall be obligated to complete the Defeasance of the Loan on the Defeasance Date, unless such notice is revoked in writing by Borrower prior to the Defeasance Date. Upon completion of the Defeasance or revocation by Borrower as specified above, Lender shall return any surplus deposit to Borrower;

                b. NO DEFAULT. No Default shall exist or would exist with notice or passage of time, or both, either on the date of receipt of Borrower's notice under Section 14.3.a above or on the Defeasance Date;

                c. PAYMENTS. Borrower shall pay in full, on or before the Defeasance Date (i) all unpaid interest accruing under this Note to and including the Defeasance Date (or otherwise cause Successor Borrower to assume liability for such interest), (ii) all other sums due under this Note and the other Loan Documents on or before the Defeasance Date, (iii) all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Defeasance, the release of the lien of the Deed of Trust on the Property, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreements and related documentation, (iv) a defeasance fee to Lender of 1% of the outstanding principal balance of the Loan as of the Defeasance Date, and (v) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of this Note or the Defeasance;

                d. DELIVERIES. Borrower shall, at Borrower's sole cost and expense, deliver the following items to Lender on or before the Defeasance Date:

                         (i) The Defeasance Collateral, as substitute collateral for the Loan. The principal and interest payments under the Defeasance Collateral (without regard to earnings from reinvestment of proceeds) must be, in timing and amounts, sufficient to provide for payment prior, but as close as possible, to all successive scheduled payment dates occurring after the Defeasance Date, with each such payment being equal to or greater than the amount of the corresponding Installment of principal and interest required to be paid under this Note (including, without limitation, all amounts due on the Maturity Date) for the balance of the term hereof. Borrower shall take such actions, enter such agreements and issue such orders or directions (including those specified below), as are necessary or appropriate end in accordance with customary commercial standards to effectuate book-entry transfers and pledges through the book-entry facilities of the institution holding the Defeasance Collateral or otherwise to create and perfect a valid, enforceable, first priority security interest in the Defeasance Collateral in favor of Lender;

                         (ii) A pledge and security agreement and an account control agreement, each in form and substance customary in commercial mortgage defeasance transactions (such agreements, the "Defeasance Security Agreements"), creating, attaching and perfecting a first priority security interest in favor of Lender in the Defeasance Collateral under the law of the jurisdiction selected by Lender, which agreements shall provide, among other things, that all payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender to amounts then due and payable under this Note;

                         (iii) A certificate of Borrower certifying that all of the requirements of this Section 14 have been satisfied;

                         (iv) Opinions of counsel for Borrower, addressed to Lender and all Rating Agencies and delivered by counsel satisfactory to Lender, subject only to customary assumptions, qualifications and exceptions, stating, among other things, that
                                (a) Lender has a perfected first priority security interest in the Defeasance Collateral,
                                (b) the Defeasance Security Agreements are enforceable against Borrower in accordance with their terms and (c) any REMIC that holds this
                                Note immediately prior to the Defeasance Date will not, as a result of the Defeasance, fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of
                                Section 860D of the Code;

                         (v) A certificate, addressed to Lender and all Rating Agencies, from a firm of independent certified public accountants acceptable to Lender, subject only to customary assumptions, qualifications and exceptions, certifying that the Defeasance Collateral satisfies the requirements of Section 14.3.d.(i) above and certifying that in no fiscal year of Successor Borrower will the interest earned on the Defeasance Collateral exceed the interest payable for the same period on the Loan under this Note;

                         (vi) If this Note is held by a REMIC, written evidence from all of the Rating Agencies that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities representing interests in such REMIC which are then outstanding; and

                         (vii) Such other certificates, opinions, documents or instruments as are customary in commercial mortgage defeasance transactions to effect the Defeasance.

                e. RELEASE OF LIEN. Upon satisfaction of all conditions specified in this Section 14, the Property shall be released from the lien of the Deed of Trust and the other Loan Documents, and the Defeasance Collateral and the proceeds thereof shall constitute the only collateral securing the obligations of Borrower under this Note and the other Loan Documents. Lender shall, at Borrower's expense, prepare, execute and deliver any instruments reasonably necessary to release the lien of the Deed of Trust from the Property.

                f. ASSIGNMENT AND ASSUMPTION. In connection with the Defeasance, Borrower shall, at the request of Lender, assign all of its right, title and interest in and to the pledged Defeasance Collateral and all its obligations and rights under this Note and the Defeasance Security Agreements to Successor Borrower. Successor Borrower shall execute an assumption agreement in form and substance customary in commercial mortgage defeasance transactions, pursuant to which it shall assume Borrower's obligations under this Note and the Defeasance Security Agreements. As conditions to such assignment and assumption, Borrower shall (X) deliver to Lender opinions of counsel addressed to Lender and all Rating Agencies, in form and substance customary in commercial defeasance transactions and delivered by counsel satisfactory to Lender, and subject only to customary assumptions, qualifications and exceptions, stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower in accordance with its terms and that this Note and the Defeasance Security Agreements, as so assumed, are enforceable against Successor Borrower in accordance with their respective terms, and that the bankruptcy of any affiliate of Successor Borrower will not affect the assets of Successor Borrower; and (y) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the formation or review of Successor Borrower and the preparation of the assumption agreement and related documentation). Upon such assumption by Successor Borrower, Borrower shall be relieved of its obligations under this Note, the Defeasance Security Agreements and the other Loan Documents other than (i) representations and warranties made in connection with the Defeasance, (ii) the obligation to effect the Defeasance in accordance with this Section 14, and to provide further assurances as necessary to do so, (iii) liability for losses to Lender resulting from an avoidance, rescission or set-aside of the Defeasance as a result of actions taken or suffered by Borrower, and
                        (iv) those obligations which are specifically intended to survive the repayment of the Loan or other termination, satisfaction or assignment of this Note, the Defeasance Security Agreements or the other Loan Documents or Lender's exercise of its rights and remedies under any of such documents and instruments.

15. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.


                    "BORROWER"

        PLAZA SANTA FE II LLC, a New Mexico
        limited liability company

        BY: PSF II Manager, INC., a New Mexico
            corporation, its managing member


        By: /s/ [ILLEGIBLE]
            ------------------------------
            Name:     [ILLEGIBLE]
                   -----------------------
            Title:    [ILLEGIBLE]
                   -----------------------

                                                            Loan No. 31-0900141A

                          EXHIBIT A TO PROMISSORY NOTE
                         ADDITIONAL TERMS AND CONDITIONS


This Exhibit A is attached to and forms a part of that Promissory Note ("Note") executed by PLAZA SANTA FE II LLC ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY. Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Rio Grande Title Company of Santa Fe, Inc. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation.

2.      FINANCIAL STATEMENTS.

        2.1 STATEMENTS REQUIRED. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing. Borrower shall provide to Lender the following:

                a. OPERATING STATEMENT. Not later than 15 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower, in a form acceptable to Lender, showing all revenues and expenses during such month or quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;

                b. RENT ROLL. Not later than 15 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower, in a form acceptable to Lender, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease, and payment status;

                c. BALANCE SHEET. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower, in a form acceptable to Lender (or audited financial statements if Borrower obtains them), showing all assets and liabilities of Borrower;

                d. ANNUAL BUDGET. Not later than November 15 of each calendar year, a proposed budget detailing the projected operating expenses and capital expenditures for the Property for the next calendar year to be approved by Lender; and

                e. OTHER INFORMATION. From time to time, upon Lender's delivery to Borrower of at least 10 days' prior written notice, such other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing.

        2.2 FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 2.1 shall: (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties

                                    EXHIBIT A
                been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to Section 2.1 shall not contain any misrepresentation or omission of a material fact.

        2.3 LATE CHARGE. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to
                Section 2.1(a) through 2.1(d) is not timely delivered following Lender's notice, Borrower shall promptly pay to Lender, as a late charge, the sum of $500 per item. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 2.3 are a reasonable estimate of such expenses.

3.      IMPOUNDS.

        3.1 AMOUNTS. Borrower shall deposit with Lender, the amounts ("Impounds") stated below on the dates stated below, for the purpose of paying the costs stated below:

                a. TAXES. (i) $23,176 on the Disbursement Date, and (ii) on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay for taxes and other liabilities payable by Borrower under Section 6.9 of the Deed of Trust. The initial estimated monthly amount to be deposited by Borrower on each payment date is $11,588.

                b.      INSURANCE. (i) $40,060 on the Disbursement Date, and
                        (ii) on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay for premiums for insurance payable by Borrower under Section 6.10 of the Deed of Trust. The initial estimated monthly amount to be deposited by Borrower on each payment date is $4,006.

                c. GENERAL TENANT IMPROVEMENTS. $7,500 on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter for tenant improvements, brokerage commissions and other leasing costs that may be required for new tenants in the Property.

                d. ANCHOR TENANT IMPROVEMENTS. $12,500 on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter until such time as the escrow account balance exceeds
                        $750,000 for reimbursement of tenant improvements, brokerage commissions and other leasing costs that may be required for retenanting any space in the Property occupied by an Anchor Tenant (as defined below). At such time as the escrow account balance exceeds $750,000, then, at the time thereafter that all existing Anchor Tenants (or replacement Anchor Tenants acceptable to Lender) are in physical occupancy of their respective space, are open for business, and are paying rent to Borrower pursuant to the terms of their respective leases, Lender shall disburse all funds in the escrow account in excess of $375,000 to Borrower; provided, however, at any time the escrow account balance is less than $375,000, Borrower shall resume making the monthly payment of S12,500 until such time as the escrow account balance exceeds $375,000. For purposes of this Note, an "Anchor Tenant" shall mean any tenant that occupies 15,000 or more square feet of the Property.

                e. DEFERRED MAINTENANCE. $45,000 on the Disbursement Date for Deferred Maintenance Work (defined below).

                f. CAPITAL EXPENDITURES. $2,781.50 on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter for payment or reimbursement of Capital Expenditures (defined below).

                                    EXHIBIT A

        3.2     APPLICATION.

                a. TAXES. If no Default exists, Lender shall apply the Impounds to the payment of the taxes and other liabilities stated above.

                b. INSURANCE. If no Default exists, Lender shall apply the Impounds to the payment of the insurance premiums stated above.

                c. GENERAL TENANT IMPROVEMENTS. If no Default exists, Lender shall release the Impounds to Borrower once a quarter, in amounts equal to $5.00 per net rentable square foot, to reimburse Borrower for the tenant improvements, brokerage commissions, and leasing costs stated in Sections 3.1(c) and 3.1(d) above; PROVIDED, HOWEVER, that Lender shall have received and approved each of the following for each tenant for which such costs were incurred:

                         (i) Borrower's written request for such release, including the name of the tenant, the location and net rentable area of the premises leased by such tenant and a description in reasonable detail of the costs covered by the request;

                         (ii) Borrower's certification that the tenant Improvements have been completed lien-free and in a workmanlike manner;

                         (iii) a fully executed lease, or extension or renewal of the current lease;

                         (iv) prior to the last release of Impounds for each space, an estoppel certificate executed by the tenant including its acknowledgment that all tenant Improvements have been satisfactorily completed; and

                         (v) such other information with respect to such costs as Lender may request.

                d. ANCHOR TENANT IMPROVEMENTS. If no Default exists, Lender shall release the Impounds to Borrower once a quarter, in amounts equal to the lesser of the actual costs of the specified tenant Improvements, brokerage commissions, and leasing costs or $15.00 per net rentable square foot, to reimburse Borrower for the tenant improvements, brokerage commissions, and leasing costs stated in Section 3.1(d) above; PROVIDED, HOWEVER, that Lender shall have received and approved each of the following for each tenant for which such costs were incurred:

                         (i) Borrower's written request for such release, including the name of the tenant, the location and net rentable area of the premises leased by such tenant and a description and cost breakdown in reasonable detail of the costs covered by the request;

                         (ii) Borrower's certification that the tenant improvements have been completed lien-free and in a workmanlike manner;

                         (iii) a fully executed lease, or extension or renewal of the current lease;

                         (iv) prior to the last release of Impounds for each space, an estoppel certificate executed by the tenant including its acknowledgment that all tenant improvements have been satisfactorily completed; and

                         (v) such other information with respect to such costs as Lender may request.

                e. DEFERRED MAINTENANCE WORK. If no Default exists, Lender shall release the Impounds to Borrower to pay or reimburse Borrower for the Deferred Maintenance Work; PROVIDED, HOWEVER, that Lender shall have received and approved each of the following;

                         (i) Borrower's written request for such release, including a description of the Deferred Maintenance Work and a cost breakdown thereof in reasonable detail, and Borrower's certification that all

                                    EXHIBIT A
                                such Deferred Maintenance Work has been
                                completed lien-free and in a workmanlike manner; and

                         (ii) an inspection report if required by Lender, signed by an inspector selected by Lender, whose fees and expenses shall be paid by Borrower and deducted from requested release of Impounds, and such other evidence as Lender shall require, confirming Borrower's certification.

                f. CAPITAL EXPENDITURES. If no Default exists, Lender shall release the Impounds to Borrower once a quarter, in increments of no less than $25,000.00 per release, to pay or reimburse Borrower for the Capital Expenditures; PROVIDED, HOWEVER, that Lender shall have received and approved each of the following:

                         (i) Borrower's written request for such release, including a description of the Capital Expenditures and Borrower's certification that all Capital Expenditures have been paid or incurred by Borrower for work completed lien-free and in a workmanlike manner;

                         (ii) copies of invoices supporting the request for such release; and

                         (iii) an inspection report if required by Lender, signed by an inspector selected by Lender, whose fees and expenses shall be paid by Borrower and deducted from requested release of Impounds, and such other evidence as Lender shall require, confirming Borrower's certification.

        3.3 GENERAL. Subject to the terms of the Cash Management Agreement (as defined below), any portion of the Impounds that exceeds the amount required for payment of the foregoing costs shall be repaid to Borrower upon Borrower's compliance with the foregoing. Reference is made to Section 6.12(b) of the Deed of Trust for a description of the account into which the Impounds shall be deposited and for a description of certain rights and remedies of Lender with respect to amounts in such account. Notwithstanding anything to the contrary in the Deed of Trust, all accounts containing Impounds for taxes, insurance, tenant improvements, deferred maintenance work and capital expenditures shall bear interest at a rate established by Lender or its servicing agent, which may or may not be the highest rate then available.

        3.4     MAINTENANCE AND CONSTRUCTION.

                a. TENANT IMPROVEMENTS. Borrower shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

                b. DEFERRED MAINTENANCE WORK. Borrower shall complete the lien-free performance of the Deferred Maintenance Work (as defined below) on or before June 30, 2003. Borrower shall perform the Deferred Maintenance Work in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations. "Deferred Maintenance Work" shall mean the resurfacing of approximately 120,000 square feet of damaged and defective parking lot area, all as more fully described in the Property Condition Report dated June 6, 2002, prepared by Integrated Property Analysis, Inc.

                c. CAPITAL EXPENDITURES. Borrower shall complete the lien-free performance or installation of the Capital Expenditures (as defined below) from time to time as necessary, in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations. "Capital Expenditures" shall mean major repairs and replacements to maintain or improve the Property, including, without limitation, structural repairs, roof replacements, HVAC repairs and replacements, mechanical and plumbing repairs and replacements and boiler repair and replacements.

                d. RIGHT OF INSPECTION. Lender shall have the right to enter upon the Property at all reasonable times to inspect all work for the purpose of verifying information disclosed or required pursuant to this Note. Notwithstanding the foregoing, Lender shall not be obligated to supervise or inspect any work or to inform Borrower or any third party regarding any aspect of any work.

                                    EXHIBIT A

        3.5 RELEASE. Lender shall release any Impounds to Borrower through a funds transfer of such Impounds initiated by Lender to the following account or such other account as Borrower specifies in a notice to Lender:

                              Bank Name:      Banco Popular
                                         -----------------------------------
                        ABA Routing No.:      071924458
                                         -----------------------------------
                           Account Name:      Plaza Santa Fe II LLC
                                         -----------------------------------
                              Reference:      a/c # 0102404100269
                                         -----------------------------------
                                 Advise:
                                         -----------------------------------

                Lender shall determine the funds transfer system and other means to be used in making each such release. Borrower agrees that each such funds transfer initiated by Lender shall be deemed to be a funds transfer properly authorized by Borrower, even if the transfer is not actually properly authorized by Borrower. Borrower acknowledges that Lender shall rely on the account number and ABA routing number set forth above or specified in a notice from Borrower to Lender, even if such account number identifies an account with a name different from the name so specified, or the routing number identifies a bank different from the bank so specified. If Borrower learns of any error in the transfer of any Impounds or of any transfer which was not properly authorized, Borrower shall notify Lender as soon as possible in writing but in no case more than 14 days after Lender's first confirmation to Borrower of such transfer.

4. ONE-TIME RIGHT OF TRANSFER OF PROPERTY. Notwithstanding anything to the contrary contained in Section 6.15 of the Deed of Trust, Lender shall, one time only, consent to the voluntary sale or exchange of all of the Property by Trustor (as defined in the Deed of Trust) to a bona-fide third party purchaser, without any modification of the terms of this Note or the other Loan Documents, if no Default has occurred and is continuing and all of the following conditions have been satisfied:

        4.1 Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Property all satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any decrease in the Property's cash flow which would result from any increase in real property taxes due to any anticipated reassessment of the Property for tax purposes and (b) any requirement of Lender that the proposed borrowing entity satisfy Lender's then applicable criteria for a single purpose bankruptcy remote entity;

        4.2 Lender's reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties comparable to the Property;

        4.3     Intentionally Omitted;

        4.4 the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and (ii) a consent to the transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

        4.5 if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Deed of Trust and the priority thereof will not be impaired or affected by reason of such transfer or exchange of the Property;

        4.6 payment to Lender of an assumption fee equal to 1% of the then outstanding principal balance of this Note, but not less than $15,000;

        4.7 reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such transfer or exchange, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultant's fees and any fees or charges of the applicable rating agencies; and

                                    EXHIBIT A
                                        5
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        4.8     if required by Lender, delivery to Lender of written evidence from the applicable rating agencies that such transfer or exchange will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the transfer or exchange for any securities issued in connection with the securitization of the Loan which are then outstanding.

        Lender shall fully release Borrower and any existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the purchaser and any new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a transfer or exchange in accordance with the provisions of this Section.

5. HOLDBACK. As of the Disbursement Date, Osaka Grill & Seafood ("Osaka"), a tenant at the Property, is not open for business and paying rent to Borrower pursuant to the terms of that certain lease for a portion of the Property between Borrower, as landlord, and Osaka, as tenant (the "Osaka Lease"). Accordingly, Borrower hereby acknowledges and agrees that Lender, notwithstanding anything to the contrary in this Note or the other Loan Documents, shall withhold the sum of Nine Hundred Seventy Five Thousand and No/l00ths Dollars ($975,000.00) of the Loan (the "Holdback"). The Holdback shall be held in an escrow account by Lender or its servicing agent, which may be a commingled account, and shall accrue interest at a rate established from time to time by Lender or its servicing agent, which may not be the highest rate available (the "Holdback Escrow"). The Holdback Escrow shall constitute Collateral (as defined in the Deed of Trust). Upon any Default, Lender shall have the right, in addition to any other rights of Lender under the Loan Documents, to foreclose its security interest in the Holdback Escrow and apply the sums to the Holdback Escrow to the repayment of the indebtedness outstanding under this Note in such order as Lender shall determine. At any time and from time to time, promptly upon Lender's request, Borrower shall execute such additional documents and instruments as Lender shall reasonably deem necessary or desirable for the purpose of confirming and perfecting Lender's security interest in the Holdback Escrow. If the Release Conditions (as hereinafter defined) are not satisfied to Lender's satisfaction by the date which is six (6) months after the Disbursement Date, Borrower agrees (x) that it shall be required to pay down the outstanding principal balance of the Loan (out of the Holdback Escrow) in an amount equal to the sum necessary to provide that the Actual Debt Service Coverage Ratio shall not be less than 1.5 to 1.0 and the Adjusted Debt Service Coverage Ratio shall not be less than 1.23 to 1.0., and (y) that such payment will be subject to the prepayment charge set out in Section 13 of this Note. The Holdback (or a portion thereof if a prepayment of the Loan is made pursuant to the immediately preceding sentence) shall be released to Borrower upon Borrower's satisfaction of the following terms, provisions, and conditions precedent (collectively referred to herein as the "Release Conditions"): (i) no Default shall have occurred and be continuing; (ii) Borrower shall have provided evidence acceptable to Lender that Osaka is open for business and paying rent pursuant to the terms of the Osaka Lease; (iii) the Actual Debt Service Coverage Ratio shall not be less than 1.5 to 1.0; and (iv) the Adjusted Debt Service Coverage Ratio shall not be less than 1.23 to 1.0. Notwithstanding anything to the contrary contained in this Note, if all the tenants at the Property that have entered into leases with Borrower as of the Disbursement Date (other than H&R Block) are open for business, paying rent, and have not suffered a material adverse change in their financial condition, the Net Cash Flow for purposes of calculating the debt service coverage ratios in connection with the Release Conditions shall be deemed to be $2,211,000.00.

6. CASH MANAGEMENT. Borrower shall enter into (i) that certain Cash Management Agreement of even date herewith among Lender, Borrower, and Redford Properties IV, Inc., a Delaware corporation d/b/a CB Richard Ellis (the "Cash Management Agreement"), (ii) that certain Restricted Account Agreement of even date herewith among Lender, as "Bank", Lender, as "Lender", and Borrower (the "Restricted Account Agreement"), and
        (iii) that certain Lockbox Agreement of even date herewith among Borrower, Regulus West LLC, and Lender (the "Lockbox Agreement") which shall govern the collection and disbursement of Gross Income (as defined in the Cash Management Agreement) during the term of the Loan.

7.      PREPAYMENT.

        7.1     The Note contains provisions which permit Full Defeasance Only.

                                    EXHIBIT A

                                                            Loan No. 31-0900141A

                          EXHIBIT B TO PROMISSORY NOTE
                   LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS

This Exhibit B is attached to and forms a part of that Promissory Note ("Note") executed by PLAZA SANTA FE II LLC ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. LOAN DOCUMENTS. The documents numbered 1.1 through 1.12 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Note are collectively referred to as the "Loan Documents".

        1.1     This Note;

        1.2     Deed of Trust;

        1.3 State of New Mexico Uniform Commercial Code - Financing Statement - Form UCC-1;

        1.4     Limited Liability Company Borrowing Certificate;

        1.5 Corporate Resolution Authorizing Limited Liability Company Activity and Certificate of Incumbency;

        1.6 Estoppels, Non-Disturbance and Attornment Agreements of various date(s);

        1.7 Subordination Agreements, and Estoppels, Non-Disturbance and Attornment Agreements of various date(s);

        1.8     Assignment of Management Contracts;

        1.9     Cash Management Agreement;

        1.10    Restricted Account Agreement;

        1.11    Lock Box Agreement; and

        1.12    Freedom to Choose - Insurance Company and Insurance Agent.

2.      OTHER RELATED DOCUMENTS WHICH ARE NOT LOAN DOCUMENTS.

        2.1 Agreement for Disbursement Prior to Recording and Amendment to Note; and

        2.2     2 Limited Guaranties.

                                    EXHIBIT B
                                        1